UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(D) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported): December 12, 2013

RADIUS HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53173	80-0145732
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Broadway, 6th Floor

Cambridge, MA 02139

 (Address of principal executive offices) (Zip Code)

(617) 551-4700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) - Resignation of C. Richard Lyttle as interim President and Chief Executive Officer

On December 16, 2013, C. Richard Lyttle, Ph.D. resigned as the interim President and Chief Executive Officer of Radius Health, Inc. (the “Company”).  Dr. Lyttle will continue to serve as Chairman of the Company’s Scientific Advisory Board pursuant to the terms of the Consulting Agreement, dated as of February 29, 2012, between the Company and Dr. Lyttle (a copy of which was filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on February 29, 2012).

(c) and (d) - Appointment of Robert Ward as Director, President and Chief Executive Officer

The Board of Directors of the Company (the “Board”) appointed Robert Ward, age 56, to the Board and as the Company’s President and Chief Executive Officer, effective on December 16, 2013.

Prior to his appointment with the Company, from June 2011 until December 2013, Mr. Ward served as the Vice President for Strategy and External Alliances for the New Opportunities iMed of AstraZeneca, a biopharmaceutical company. Prior to AstraZeneca, from 2010 to 2011, Mr. Ward was the Managing Director of Harriman Biopartners, LLC, a biopharmaceutical company, and from 2006 to 2010 he was the Vice President of Corporate Development for NPS Pharmaceuticals, a biopharmaceutical company. He was the Executive Director for Commercial Development, Biologics and Small Molecules at Schering Plough (now Merck), a pharmaceutical company, from 2003 to 2006. Mr. Ward received an M.A. in Immunology from the Johns Hopkins University School of Medicine; an M.S. in Management from the New Jersey Institute of Technology; a B.A. in Biology and a B.S. in Physiological Psychology from the University of California, Santa Barbara. The Company believes Mr. Ward’s qualifications to serve on its Board include his new role with the Company and his extensive operational knowledge of, and executive level management experience in, the global biopharmaceutical industry.

Pursuant to an Executive Employment Agreement (the “Employment Agreement”) between the Company and Mr. Ward, entered into on December 12, 2013, Mr. Ward will serve as the Company’s President and Chief Executive Officer and as a member of the Board effective as of December 16, 2013.

The Employment Agreement provides for an initial base salary of $450,000 and the opportunity for Mr. Ward to earn an annual cash incentive award based on performance with a target value equal to 50% of Mr. Ward’s annual base salary. In addition, Mr. Ward will be eligible to have a one-time discretionary multiplier of up to 200% applied to his annual bonus, as determined by the Board, in the first year in which the Company consummates a qualified initial public offering or a strategic partnership, collaboration or licensing transaction relating to BA058 that the Board determines in its discretion constitutes a significant transaction (a “Significant Transaction”).

The Employment Agreement entitles Mr. Ward to the award, subject to Board approval, of an option (the “Option”) to purchase up to 1,810,262 shares of the Company’s common stock at a price per share equal to the fair market value of the Company’s common stock on the date of grant.  The Option will be unvested as of the date of grant and will be eligible to vest as to 25% of the underlying shares on December 16, 2014 and in substantially equal monthly installments over the following three years.  The vesting of the Option will accelerate as to (i) 25% of the underlying shares upon the Company’s consummation of a qualified initial public offering during the first year of Mr. Ward’s employment, (ii) 25% of the then unvested underlying shares if the Company files a New Drug Application with the Food and Drug Administration (the “FDA”) for its compound BA058 and the FDA accepts such application during Mr. Ward’s term of employment and (iii) 25% of the then unvested underlying shares if the Company obtains FDA approval for BA058 during Mr. Ward’s term of employment.  In addition, if there is a change of control of the Company during the term of his employment, then 50% of all then unvested shares subject to the Option will become fully vested.  If the Option is not assumed by the acquiring entity in a change of control, the Option will vest in full or, in the Company’s discretion and if it will not result in adverse tax consequences, the unvested portion of the Option may be converted into the right to receive cash at the time the Option would have otherwise vested in an amount equal to the excess of the consideration per share paid in such change of control transaction over the exercise price per share of the Option multiplied by the number of unvested shares subject to the Option at the time of the change of control.

In addition, the Employment Agreement states that, subject to Board approval, the Company will grant to Mr. Ward a stock option (the “Sign-On Option”) for the purchase of up to that number of shares of the Company’s common stock, at a price per share equal to the fair market value of the Company’s common stock on the date of grant, that results in the Sign-On Option having an aggregate Black-Scholes value (as determined by the Board) on the date of grant equal to $160,000.  The

Sign-On Option will vest as to 100% of the shares subject to the Sign-On Option on the 60th day following the date of grant, subject to the Mr. Ward’s continued employment with the Company on such date.

The agreement provides that the Company may not terminate Mr. Ward’s employment without cause, other than in the case of his disability, prior to December 16, 2015. If Mr. Ward’s employment is terminated by the Company without cause (which may not occur prior to December 16, 2015) or due to Mr. Ward’s resignation for good reason, then, subject to his executing a general release of claims, Mr. Ward will be entitled to receive (i) base salary continuation payments for 12 months, (ii) payment of, or reimbursement for, continued group health plan premiums for 12 months, (iii) any unpaid annual bonus that the Board has determined to award him for performance in the prior calendar year, (iv) a pro-rated portion of his annual bonus for the year in which his termination occurs, based upon actual performance as determined by the Board or based on target bonus if the termination occurs before the applicable performance goals for the year of termination are established, and (v) 25% of the shares subject to the Option will accelerate and Mr. Ward will have up to nine months following the termination of his employment or, if longer, up to six months following the Company’s initial public offering, to exercise the Option.  If Mr. Ward’s employment is terminated without cause (which may not occur prior to December 16, 2015) or due to Mr. Ward’s resignation for good reason within 24 months following a change in control of the Company, then subject to his executing a general release of claims, Mr. Ward will be entitled to receive the severance benefits described in clauses (i) through (iii) (but, with respect to the benefits described in clauses (i) and (ii) above, for a period of 18 months rather than 12 months), an amount equal to his target bonus and accelerated vesting of all shares subject to Option and up to nine months following the termination of his employment to exercise the Option.

During his employment and for 12 months thereafter, Mr. Ward has agreed to be subject to restrictions limiting his competing with the Company, including by soliciting its customers or hiring or soliciting its employees.  Mr. Ward has also agreed not to disclose the Company’s confidential information and to assign certain inventions to the Company.

The foregoing description is qualified in its entirety by reference to the Employment Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

(e)               Material Compensatory Agreements

Reference is made to description of the Employment Agreement in this Item 5.02 above.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits

See the Exhibit Index, which immediately follows the signature page hereof and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 17, 2013

Radius Health, Inc.

	By:	/s/ B. Nicholas Harvey
Name: B. Nicholas Harvey
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Executive Employment Agreement, dated as of December 12, 2013, by and between the Company and Robert Ward.